                                                                    EXHIBIT 10.6

                           MANHATTAN ASSOCIATES, LLC

                             SHARE OPTION AGREEMENT

     This Share Option Agreement (the "Option Agreement") is made as of February 16, 1998, by and between MANHATTAN ASSOCIATES, LLC, a Georgia limited liability company (the "Company"), and DANIEL BASMAJIAN, SR., an individual employed by the Company (the "Optionee").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, in connection with the acquisition of Performance Analysis Corporation ("PAC") as a wholly-owned subsidiary of the Company and the employment of Optionee as President of PAC, the Company has agreed to issue to Optionee an option to purchase 34,000 shares of the Company at a purchase price of $20.00 per share; and

     WHEREAS, the parties desire to execute this Option Agreement to confirm the terms and conditions of said option;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged by the Company, the parties hereto do hereby agree as follows:

1.   GRANT OF OPTION

     The Company hereby grants to Optionee the right and option (the "Option") to purchase from the Company, on the terms and subject to the conditions set forth in this Agreement, thirty-four thousand (34,000) shares of the Company (the "Option Shares"), subject to adjustment pursuant to Section 5 hereof. The Option Shares shall be of the same class as shares issued pursuant to any options granted to Alan J. Dabbiere. The date of grant of this Option shall be February 16, 1998 ("Date of Grant").

2.   PRICE

     The purchase price (the "Option Price") for the Option Shares subject to the Option granted by this Option Agreement shall be $20.00 per share.

3.   EXERCISE OF OPTION

     The Option granted pursuant to this Option Agreement shall be subject to vesting and exercise as follows:

3.1  VESTING AND TIME OF EXERCISE OF OPTION.

     The Option shall vest as to 8,500 of the Option Shares on February 16, 1999. The Option shall vest as to 8,500 of the Option Shares each on February 16, 2000, February 16, 2001, and February 16, 2002, respectively. Except as provided in Section 3.5.1 below, the Option shall not become exercisable until an Exercise Event. An Option shall be exercisable only upon the occurrence of an Exercise Event, which shall be the earliest to occur of the following: (1) a Change in Control, at which time all outstanding and unexercised Options shall be deemed to be fully vested; (2) the date which is nine (9) years and six (6) months following the date of the grant of the Option; or (3) to the extent vested, upon the occurrence of an Initial Public Offering or whenever more than fifty percent (50%) of the issued and outstanding Shares are acquired by persons who are not Shareholders or Affiliates in a single transaction or series of transactions occurring over a period of thirty (30) consecutive days Change in Control.

     For purposes of this Agreement, a Change of Control shall mean a sale or transfer (other than as security for the Company's obligations) of title to all of the computer software as well as the other material assets of the Company having a combined value of more than ninety percent (90%) of the total value of all the assets of the Company, as determined on the date of sale or transfer. A Change of Control shall not be deemed to occur merely upon the conversion of the Company to a corporation or other entity, whether by contribution of the Company's assets, merger or otherwise, if upon the conversion the ownership of the Company's equity interests remains in the hands of those who were shareholders of the Company immediately preceding the conversion.

     Initial Public Offering means the closing of the first underwritten firm commitment offering of Shares following the declaration of effectiveness of a registration statement for such Shares by the Securities and Exchange Commission under the Securities Act of 1933, as amended (excluding any registration statement solely covering an employee benefit plan or corporate reorganization).

     Affiliate means a person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

     Share means an ownership interest in the Company which serves as a basis for determining a Shareholder's share of the net profits and losses, distributions of the Company's assets, and voting rights of Shareholders, or, if the Company is restructured or recapitalized as a corporation, a share of the common stock of the Company. Shareholder means an owner of Shares.

     The foregoing, installments, to the extent not exercised, shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming exercisable and prior to the termination of the Option; provided,
                                                                       --------
that no single exercise of the Option shall be for less than 10 shares, unless the number of shares purchased is the total number at that time available for purchase under this Option.

     3.2.  TERMINATION OF OPTION

     Except as otherwise provided in Section 3.3, 3.4 and 3.5 below, this Option shall terminate and be o no further force and effect immediately upon the earlier of (i) the expiration of a period of 10 years from the Date of Grant, or
(ii) the termination of Optionee's employment with PAC, Company or any successor entity.

     3.3.  DEATH

     In the event of Optionee's death while employed by the Company, this Option shall become fully vested effective as of the date of Optionee's death, and the personal representatives or legatees or distributees of Optionee's estate, as the case may be, shall have the right (subject to the general limitations on exercise set forth in this Article 3) to exercise this Option to the extent held by Optionee on the date of such Optionee's death, at any time within on year after the date of Optionee's death and prior to the termination of the Option pursuant to Section 3.2(i) above.

     3.4.  DISABILITY

     If Optionee's termination of employment is by reason of permanent and total disability as defined in the Employment Agreement executed among the Company, PAC and Optionee of even date herewith (the "Employment Agreement"), this Option shall become fully vested effective as of the date of disability, and Optionee shall have the right (subject to the general limitations on exercise set forth in this Article 3) to exercise all or any part of the Option, at any time within one year after such termination of employment and prior to the termination of the Option pursuant to Section 3.2(i) above.

     3.5.  TERMINATION OF EMPLOYMENT BY PAC

     Notwithstanding anything herein to the contrary, if Optionee's employment by PAC is terminated by PAC or the Company and such termination is not for Good Cause, this Option (a) shall not terminate pursuant to Section 3.2(iii) hereof, and (b) shall become fully vested effective on the date of termination of employment. Good Cause shall mean the following: (i) Optionee's willful and material breach of the Employment Agreement or any subsequently executed written employment agreement by and between PAC and Optionee by act or omission or misconduct which materially and adversely affects the reputation or operations of PAC or the Company continuing for ten days after Optionee's receipt of written notice of need to cure; (ii) Optionee's willful dishonesty or fraud with respect to the business or affairs of PAC or Company which materially and adversely affects the operations or reputation of PAC or the Company; (iii) Optionee's conviction of a felony; or (iv) chronic alcohol abuse or illegal drug abuse by Optionee during the performance of his duties.

     3.5.1. LIMITATIONS ON EXERCISE OF OPTION

     In no event may the Option be exercised prior to the occurrence of an Exercise Event without the prior written approval and consent of the shareholders of the Company. Notwithstanding the foregoing, if not earlier exercised, the Option may be exercised, even if an

Exercise Event has not occurred, beginning on the date which is nine (9) years and six (6) months following the Date of Grant. In no event, however, shall the Option be exercisable, in whole or in part, following the termination of the Option pursuant to Section 3.2 hereof. In no event may the Option be exercised for a fractional share.

     3.6.  METHOD OF EXERCISE OF OPTION

     Subject to the terms and conditions of this Option Agreement, the Option may be exercised by delivering written notice of exercise to the Company, at its principal office, addressed to the attention of the President, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the Option Shares purchased pursuant to the exercise of the Option shall be made in whole or in part either: (i) in cash or by check payable to the order of the Company;
(ii) to the extent permitted by applicable law and agreed to by the Company, by the delivery to the Company of a promissory note of the person exercising the Option, in which such person promises to pay the Option Price to the Company on such terms (including, without limitation, payment of interest) as shall be agreed to by the Company; (iii) to the extent permitted by applicable law through the tender to the Company of shares of the Company previously acquired by Optionee and held for a period of at least six months, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined by the Board of Directors of the Company) on the date of exercise; or (iv) by a combination of the foregoing methods. If the person exercising the Option is not Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after exercise of the Option as provided above, the Company shall deliver to the person exercising the Option a certificate or certificates for the Option Shares being purchased. Upon acceptance of payment of the Option Price by the Company, Optionee shall execute the Operating Agreement of the Company then in effect (the "Operating Agreement") and shall become subject to all of the rights, restrictions and limitations of a shareholder of the Company.

4.   TRANSFERABILITY

     4.1.  TRANSFERABILITY OF OPTIONS

     During the lifetime of Optionee, only Optionee (or, in the event of legal incapacity or incompetency, Optionee's guardian or legal representative) may exercise the Option. This Option shall not be assignable or transferable other than by will or the laws of descent and distribution.

     4.2.  TRANSFERABILITY OF OPTION SHARES

     Optionee (or any other person who is entitled to exercise an Option pursuant to the terms of this Agreement) shall not sell, pledge, assign, give or otherwise transfer or dispose of any Option Shares except in accordance with the provisions of the Operating Agreement.

     4.3.  PUBLICLY TRADED SHARES

     If the Option Shares become listed on an established national or regional exchange or are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded in an established securities market, the foregoing restrictions of this Section 4 shall terminate as of the first date that the Option Shares are so listed, quoted or publicly traded.

     4.4.  LEGEND DESCRIBING RESTRICTIONS AND OBLIGATIONS

     The Company may cause a legend to be placed prominently on certificates representing shares issued pursuant to this Option Agreement in order to give notice of the transferability restrictions and obligations imposed by this
Section 4.

5.   SHARE ADJUSTMENTS

     In the event the outstanding shares of the Company are increased or decreased or changed into or exchanged for a different number or kind of interest or other securities of the Company or of any other entity by reason of any merger, sale, consolidation, liquidation, recapitalization, reclassification, split up, combination, or dividend, the total number of shares subject to this Option and the Option Price for this Option shall be appropriately adjusted by the Company's Board of Managers to reflect the change in the outstanding shares of the Company in the same manner as adjustments made to any options granted to Alan Dabbiere.

6.   RIGHTS AS SHAREHOLDER

     Neither Optionee nor any executor, administrator, distributee or legatee of Optionee's estate shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any Option Shares issuable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of Optionee (or of such personal representative, administrator, distributee or legatee of Optionee's estate) has been entered as the shareholder of record on the books of the Company.

7.   WITHHOLDING OF TAXES

     The parties hereto recognize that the Company may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that Optionee realizes ordinary income in connection with the exercise of the Option or in connection with a disposition of any Option Shares acquired by exercise of the Option. Optionee agrees that the Company may withhold amounts needed to cover such taxes from payments otherwise due and owing to Optionee, and also agrees that upon demand Optionee will promptly pay to the Company having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or by certified check payable to the order of the Company, or, at the discretion of the Company, may be made by withholding Option Shares upon exercise sufficient to cover the tax liability.

8.   DISCLAIMER OF RIGHTS

     No provision in this Option Agreement shall be construed to confer upon Optionee the right to be employed by the Company, or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of Optionee at any time, or to terminate any employment or other relationship between Optionee and the Company.

9.   CONVERSION OF THIS OPTION AGREEMENT

     This Option Agreement shall be converted into and replaced by an option agreement pursuant to the Manhattan Associates, Inc. 1998 Stock Option Plan on the effective date of the transactions contemplated by the Subscription and Contribution Agreement which Optionee has agreed to execute pursuant to Section
4.5 of that certain Contribution Agreement dated as of February 16, 1998, among the Company, PAC and Optionee. The replacement option agreement shall provide for immediate exercisability of any options vested as of its effective date, and for immediate exercisability upon vesting of the options in accordance with the vesting schedule set forth in Section 3.1 of this Option Agreement. Furthermore, the replacement option agreement shall provide terms and conditions no less favorable than those contained in this Option Agreement.

10.  GOVERNING LAW

     This Option Agreement shall be governed by the laws of the State of Georgia.

11.  BINDING EFFECT

     Subject to all restrictions provided for in this Option Agreement and by applicable law relating to assignment and transfer of this Option Agreement and the Option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

12.  NOTICE

     Any notice hereunder by Optionee to the Company shall be in writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of the President, or if so mailed or delivered to such other address as the Company may hereafter designate by notice to Optionee. Any notice hereunder by the Company to Optionee shall be in writing and shall be deemed duly given if mailed or delivered to Optionee at the address specified below by Optionee for such purpose, or if so mailed or delivered to such other address as Optionee may hereafter designate by written notice given to the Company.

13.  ENTIRE AGREEMENT

     This Option Agreement constitutes the entire agreement between the parties concerning the Option and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof Neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and Optionee.

     IN WITNESS WHEREOF the parties hereto have duly executed this Option Agreement, or caused this Option Agreement to be duly executed on their behalf, as of the day and year first above written.


OPTIONEE:                                       COMPANY:

                                                MANHATTAN ASSOCIATES, LLC
/s/ Daniel Basmajian, Sr.
-----------------------------------
DANIEL BASMAJIAN, SR.                           By:  /s/ Alan J. Dabbiere
                                                   ----------------------------
                                                   Name:  Alan J. Dabbiere

                                                   Title: President